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EXHIBIT 10.45

              TRUST AGREEMENT FOR THE HEMAGEN STOCK OWNERSHIP PLAN

                                 TRUST AGREEMENT

                                     BETWEEN

                            HEMAGEN DIAGNOSTICS, INC.

                                       AND

                      WILLIAM P. HALES AND DEBORAH F. RICCI

                                     FOR THE

                            HEMAGEN DIAGNOSTICS, INC.

                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                       4

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                                Table of Contents

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                                                                                  Page
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SECTION 1. CREATION OF TRUST........................................................2

SECTION 2. INVESTMENT OF TRUST FUND AND ADMINISTRATIVE POWERS OF THE TRUSTEES.......2

SECTION 3. COMPENSATION AND INDEMNIFICATION OF TRUSTEESS AND PAYMENT OF EXPENSES
           AND TAXES................................................................6

SECTION 4. RECORDS AND VALUATION....................................................7

SECTION 5. CHANGE OF TRUSTEES.......................................................7

SECTION 6. MISCELLANEOUS............................................................7
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                                        i
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      This TRUST AGREEMENT dated as of October 1, 2003 between HEMAGEN
      DIAGNOSTICS, INC. (hereinafter called the "Company"), and WILLIAM P. HALES and DEBORAH F. RICCI (hereinafter called the "Trustees").

                                WITNESSETH THAT:

      WHEREAS, effective October 1, 2003, the Company approved and adopted an employee stock ownership plan for the benefit of its employees (hereinafter called the "Plan"); and

      WHEREAS, the Company has authorized the execution of this Trust Agreement and has appointed William P. Hales and Deborah F. Ricci as Trustees of the Trust Fund created pursuant to the Plan; and

      WHEREAS, William P. Hales and Deborah F. Ricci have agreed to act as Trustees and to hold and administer the assets of the Plan in accordance with the terms of this Trust Agreement;

      NOW, THEREFORE, the Company and the Trustees agree as follows:

Section 1 Creation of Trust.

      1.1 Trustees. William P. Hales and Deborah F. Ricci shall be Trustees of the Trust Fund created in accordance with and in furtherance of the Plan, and shall serve as Trustees until their removal or resignation in accordance with Section 5.

      1.2 Trust Fund. The Trustees hereby agree to accept contributions from the Employer as defined in the Hemagen Diagnostics, Inc. Employee Stock Ownership Plan. All such property and contributions, together with income thereon and increments thereto, shall constitute the "Trust Fund" to be held in accordance with the terms of the Trust Agreement.

      1.3 Incorporation of Plan. An instrument entitled "Hemagen Diagnostics, Inc. Employee Stock Ownership Plan" is incorporated herein by reference, and this Trust Agreement shall be interpreted consistently with that Plan. All words and phrases defined in that Plan shall have the same meaning when used in this Trust Agreement.

      1.4 Name. The name of this trust shall be "Hemagen Diagnostics, Inc. Employee Stock Ownership Plan Trust."

      1.5 Nondiversion of Assets. In no event shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan, except to the extent that assets may be returned to the Employer in accordance with the Plan where the Plan fails to qualify initially under Section 401(a) of the Code, or where they are attributable to contributions made by mistake of fact or conditioned upon their deductibility.

Section 2. Investment of Trust Fund and Administrative Powers of the Trustees.

      2.1 Stock and Other Investments. The basic investment policy of the Plan shall be to invest primarily in Stock of the Employer for the exclusive benefit of the Participants and their Beneficiaries. The Trustees shall have full and complete investment authority and responsibility with respect to the purchase, retention, sale, exchange, and pledge of Stock and the payment of Stock Obligations, if any, in accordance with the instructions from the Plan Administrator or the Compensation Committee of the Board of Directors. The Trustees shall invest, or keep invested, all or a portion of the Trust Fund in Stock, and shall pay Stock Obligations, if any, out of assets of the Trust Fund as instructed from time to time by the Compensation Committee of the Board of Directors of the Company. The Trustees shall invest any balance of the Trust Fund (the "Investment Fund") in such other property as the Trustees, in their sole discretion, shall deem advisable, subject to any delegation of such investment responsibility pursuant to Section 2.2.

      In connection with the acquisition of Stock, the Trustees may purchase newly issued or outstanding Stock

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      from an Employer or any other holders of Stock, including Participants,
      Beneficiaries, and Plan fiduciaries. All purchases and sales of Stock shall be made by the Trustees at fair market value in good faith and in accordance with any applicable requirement under ERISA. Such purchases may be made with assets of the Trust Fund, with funds borrowed for this purpose (with or without guarantees of repayment to the lender by an Employer), or by any combination of the foregoing.

      Notwithstanding any other provision of this Trust Agreement or the Plan, the Trustees shall not make any purchase, sale, exchange, investment, pledge, valuation, or loan, or take any other action involving those assets for which they are responsible which (i) is inconsistent with the policy of the Plan and Trust, (ii) is inconsistent with the prudence and diversification requirements set forth in Sections 404(a)(1)(B) and (C) of ERISA (to the extent such requirements apply to an employee stock ownership plan and trust), (iii) is prohibited by Section 406 or 407 of ERISA, or (iv) would impair the qualification of the Plan or the exemption of the Trust under Sections 401 and 501 of the Code.

      2.2 Delegation of Investment Responsibility. The Trustees may segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an investment manager appointed in such notice pursuant to
      Section 402(c)(3) of ERISA (hereinafter a "Manager"). For any separate account where the Trustees are to maintain custody of the assets, the Trustees and the Manager shall agree upon procedures for the transmittal of investment instructions from the Manager to the Trustees, and the Trustees may provide the Manager with such documents as may be necessary to authorize the Manager to effect transactions directly on behalf of the segregated account.

      Further, the Trustees may segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an insurance company through one or more group annuity contracts, deposit administration contracts, or similar contracts, which may provide for investments in any commingled separate accounts established under such contracts. An insurance company shall be a Manager with respect to any amounts held under such a contract except to the extent the insurer's assets are not deemed assets of the Plan and Trust Fund pursuant to Section 401(b)(2) of ERISA. The allocation of amounts held under such a contract among the insurer's general account and one or more individual or commingled separate accounts shall be determined by the Company except as otherwise agreed by the Company and the insurer.

      Any Manager shall have all of the powers given to the Trustees pursuant to
      Section 2.3 with respect to the portion of the Trust Fund committed to its investment discretion and control. The Trustees shall be responsible for the safekeeping of any assets which remain in their custody.

      2.3 Trustees Powers. In addition to and not by way of limitation upon the fiduciary powers granted to them by law, the Trustees shall have the following specific powers, subject to the limitations set forth in Section 2.1:

            2.3.1 to receive, hold, manage, invest and reinvest the money or other property which constitutes the Trust Fund, without distinction between principal and income;

            2.3.2 to hold funds uninvested temporarily without liability for interest thereon, and to deposit funds in one or more savings or similar accounts with any banks and savings and loan associations which are insured by an instrumentality of the federal government;

            2.3.3 to invest or reinvest the whole or any portion of the money or other property which constitutes the Trust Fund in such common or preferred stocks, investment trust shares, mutual funds, commingled trust funds, partnership interests, bonds, notes, or other evidences of indebtedness, and real and personal property as the Trustees in their absolute judgment and discretion may deem to be for the best interests of the Trust Fund, regardless of nondiversification to the extent that such nondiversification is clearly prudent, and regardless of whether any such investment or property is authorized by law regarding the investment of trust funds, of a wasting asset nature, temporarily nonincome producing, or within or without the United States;


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            2.3.4 to invest in common and preferred stocks, bonds, notes, or other obligations of any corporation or business enterprise in which an Employer or its owners may own an interest;

            2.3.5 to exchange any investment or property, real or personal, for other investments or properties at such time and upon such terms as the Trustees shall deem proper;

            2.3.6 to sell, transfer, convey or otherwise dispose of any investment or property, real or personal, for cash or on credit, in such manner and upon such terms and conditions as the Trustees shall deem advisable, and no person dealing with the Trustees shall be under any duty to inquire as to the validity, expediency, or propriety of any such sale or as to the application of the purchase money paid to the Trustees;

            2.3.7 to hold any investment or property in the name of the Trustees, with or without the designation of any fiduciary capacity, or in name of a nominee, or unregistered, or in such other form that title may pass by delivery; provided, however, that the Trustees' records always show that such investment or property belongs to the Trust Fund and the Trustees shall not be relieved hereby of their responsibility to maintain safe custody of the Trust Fund;

            2.3.8 to organize one or more corporations to hold, manage, or liquidate any property, including real estate, owned or acquired by the Trust Fund if in the sole discretion of the Trustees the organization of such corporation or corporations is for the best interest of the Trust;

            2.3.9 to extend the time for payment of, to modify, to renew, or to release security from any mortgage, note or other evidence of indebtedness, or to take advantage of or waive any default; to foreclose mortgages and bid in property under foreclosure or to take title to property by conveyance in lieu of foreclosure, either with or without the payment of additional consideration;

            2.3.10 to vote in person or by proxy all stocks and other securities having voting privileges; to exercise or refrain from exercising any option or privilege with respect to stocks and other securities, including any right or privilege to subscribe for or otherwise to acquire stocks and other securities; or to sell any such right or privilege; to assent to and join in any plan of refinance, merger, consolidation, reorganization or liquidation of any corporation or other enterprise in which this Trust may have an interest, to deposit stocks and other securities with any committee formed to effectuate the same, to pay any expense incidental thereto, to exchange stocks and other securities for those which may be issued pursuant to any such plan, and to retain as an investment the stocks and other securities received by the Trustees; and to deposit any investment in a voting trust; notwithstanding the preceding, Participants and Beneficiaries shall be entitled to direct the manner in which Stock allocated to their respective accounts are to be voted on all matters. All Stock which has been allocated to Participant's accounts for which the Trustees have received no written direction and all unallocated Employer securities will be voted by the Trustees in a manner determined by the Trustees to be solely in the interests of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employer and the Trustees shall see that all Participants and Beneficiaries are provided with adequate opportunity to deliver their instructions to the Trustees regarding voting of Stock allocated to their accounts. The instructions of the Participants and Beneficiaries with respect to the voting of allocated shares hereunder shall be confidential;

            2.3.11 to abandon any property, real or personal, which the Trustees shall consider to be worthless or not of sufficient value to warrant its keeping or protecting; to abstain from the payment of taxes, water rents, assessments, repairs, maintenance, and upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, and to convey any such property for a nominal consideration or without consideration;

            2.3.12 to borrow money from an Employer or from others and to enter into installment contracts, for the purchase of Stock upon such terms and conditions and at such reasonable rates of interest as the Trustees may deem to be advisable, to issue promissory notes as Trustees to evidence such debt, to secure the payment of such notes by pledging any property of the Trust Fund, and to authorize the holders of any such notes to pledge them to secure obligations of the holders and in connection therewith to repledge any

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assets of the Trust as security therefor; provided that, with respect to any extension of credit to the Trust involving, as a lender or guarantor, an Employer or another "disqualified person" within the meaning of Section 4975(e)(2) of the Code as follows:

            (a) each loan or installment contract is primarily for the benefit of Participants and Beneficiaries of the Plan;

            (b) any interest on a loan or installment contract does not exceed a reasonable rate;

            (C) the proceeds of any loan shall be used only to acquire Stock, to repay the loan, or to repay a previous loan meeting these conditions, and the subject of any installment contract shall be only the Trust's purchase of Stock;

            (d) any collateral pledged to a creditor by the Trustees shall consist only of the assets purchased with borrowed funds or received in accordance with an installment contract and the creditor shall have no recourse against the Trust Fund except with respect to the collateral (although the creditor may have recourse against an Employer as guarantor);

            (e) payments with respect to a loan or installment contract shall be made only from those amounts contributed by the Employer to the Trust Fund, from amounts earned on such contributions, and from cash dividends received on unallocated Stock held by the Trust as collateral for such an obligation; and

            (f) upon the payment of any portion of balance due on a loan or upon any installment payment, a proportionate part of any assets originally pledged as collateral for such indebtedness shall be released from encumbrance in accordance with Section 10.1 of the Plan;

            2.3.13 to manage and operate any real property which shall at any time constitute an asset of the Trust Fund; to make repairs, alterations, and improvements thereto; to insure such property against loss by fire or other casualty; to lease or grant options for the sale of such property, which lease or option may be for a period of time which may extend beyond the life of this Trust; and to take any other action or enter into any other contract respecting such property which is consistent with the best interests of the Trust;

            2.3.14 to pay any and all reasonable and normal expenses incurred in connection with the exercise of any power, right, authority or discretion granted herein, and, upon prior notice to the Company, to employ and compensate agents, investment counsel, custodians, actuaries, attorneys, and accountants in such connection;

            2.3.15 to employ and consult with any legal counsel, who also may be counsel to an Employer or the Plan Administrator, with respect to the meaning or construction of this Trust Agreement, the extent of the Trustees' obligations and duties hereunder, and whether the Trustees should take or decline to take a particular action hereunder, and the Trustees shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to such advice;

            2.3.16 to defend any action or proceeding instituted against the Trust Fund, to institute any action on behalf of the Trust Fund, and to compromise or submit to arbitration any dispute concerning the Trust Fund;

            2.3.17 to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

            2.3.18 to commingle the Trust Fund created pursuant hereto, in whole or in part, in a single trust with all or any portion of any other trust fund, assigning an undivided interest to each such commingled trust fund, provided that such commingled trust is itself exempt from taxation pursuant to Section 501(a) of the Code, or its successor Section; and provided further that the trust agreement governing such commingled trust shall be deemed incorporated by reference in the Plan;


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            2.3.19 where two or more trusts governed by this Trust Agreement have an undivided interest in any property, to credit the income from such property to such trusts in proportion to their undivided interests, and when non pro rata distributions of property or money are made from such trusts, to make appropriate adjustments to the undivided fractional interests of such trusts;

            2.3.20 to invest all or any portion of the Trust Fund in one or more group annuity contracts, deposit administration contracts, and other such contracts with insurance companies, including any commingled separate accounts established under such contracts;

            2.3.21 generally, with respect to all cash, stocks and other securities, and property, both real and personal, received or held in the Trust Fund by the Trustees, to exercise all the same rights and powers as are or may be lawfully exercised by persons owning cash, or stocks and other securities, or such property in their own right; and to do all other acts, whether or not expressly authorized, which they may deem necessary or proper for the protection of the Trust Fund; and

            2.3.22 whenever more than two persons shall qualify to act as co-Trustees, to exercise and perform every power (including discretionary powers), authority or duty by the concurrence of a majority of them the same effect as if all had joined therein, except that the unanimous vote of such persons shall be necessary to determine the number (one or more) and identity of persons who may sign checks, make withdrawals from financial institutions, have access to safe deposit boxes, or direct the sale of trust assets and the disposition of the proceeds.

      Section 3. Compensation and Indemnification of Trustees and Payment of Expenses and Taxes.

      3.1 Fees and Expenses from Fund. As long as the Trustees are also employees of the Company, no fees shall be paid to the Trustees. In the event a corporate Trustee is appointed pursuant to Section 6, the Trustees shall be paid fees in accordance with the Trustees' fee schedule as in effect from time to time in consideration for rendering services pursuant to this Trust Agreement. Fee changes resulting in fee increases shall be effective upon not less than 30 days' notice to the Company. The Trustees shall be reimbursed for any reasonable expenses, including reasonable attorneys' fees, incurred in the administration of the Trust created hereby. Fees and expenses shall be allocated to Participant Accounts, if any, unless paid directly by the Employer. All compensation and expenses of the Trustees shall be paid out of the Trust Fund or by the Employer as specified in the Plan. If and to the extent the Trust Fund shall not be sufficient, such compensation and expenses shall be paid by the Employer upon demand.

      3.2 Indemnification. Notwithstanding any other provision of this Trust Agreement, any individual designated as Trustees hereunder shall be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to attorneys' fees and disbursements reasonably incurred by or imposed upon such individual in connection with any claim made against the individual or in which the individual may be involved by reason of being, or having been, a Trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Employer, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustees by reason of any action so taken. Further, any corporate Trustee and its officers, directors and agents may be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to attorneys' fees and disbursements reasonably incurred by or imposed upon such persons and/or corporation in connection with any claim made against it or them or in which it or them may be involved by reason of its being, or having been, a Trustee hereunder as may be agreed between the Employer and such Trustee, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustees by reason of any action so taken.

      3.3 Expenses. All expenses of administering this Trust and the Plan incurred by the Trustees shall be paid by the Trustees from the Trust Fund to the extent such expenses shall not have been assumed by the Employer.

      3.4 Taxes. All taxes of any kind that may be levied or assessed upon the Trust Fund, its income or

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      assets, shall be paid from the Trust Fund, but the Trustees shall not be obliged to pay such tax so long as they shall contest the validity of such levy or assessment upon the advice of counsel.

Section 4. RECORDS AND VALUATION.

      4.1 Records. The Trustees, and any investment manager appointed pursuant to Section 2.2, shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions made by them with respect to the Trust Fund, and all accounts, books and records relating thereto shall be open at all reasonable time to inspection and audit by the Employer.

      4.2 Valuation. From time to time, but at least annually as of the last day of each Plan Year, the Trustees shall prepare a balance sheet of the Investment Fund in accordance with Section 7.2 of the Plan and shall deliver copies of the balance sheet to the Employer.

Section 5. CHANGE OF TRUSTEES.

      The Company may at any time remove any person or entity serving as a Trustee hereunder by giving to such person or entity written notice of removal and, if applicable, the name and address of the successor Trustee. Any person or entity serving as a Trustee hereunder may resign at any time by giving written notice to the Company. Any such removal or resignation shall take effect within 30 days after notice has been given by the Trustee or by the Company, as the case may be. Within those 30 days, the removed or resigned Trustee shall transfer, pay over and deliver any portion of the Trust Fund in its possession or control (less an appropriate reserve for any unpaid fees, expenses, and liabilities) and all pertinent records to the successor or remaining Trustee; provided, however, that any assets which are invested in a collective fund or in some other manner which prevents their immediate transfer shall be transferred and delivered to the successor Trustee as soon as may be practicable. Thereafter, the removed or resigned Trustee shall have no liability for the Trust Fund or for its administration by the successor or remaining Trustee, but shall render an accounting to the Plan Administrator of its administration of the Trust Fund to the date on which its Trusteeship shall have been terminated. The Company may also, upon 30 days' notice to each person currently serving as a Trustee, appoint one or more persons to serve as co-trustees hereunder.

Section 6. MISCELLANEOUS.

      6.1 Right to Amend. This Trust Agreement may be amended from time to time by an instrument executed by the Company; provided, however, that any amendment affecting the powers, duties or liabilities of the Trustees must be approved by the Trustees, and provided, further, that no amendment may divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities for benefits. Any amendment shall apply to the Trust Fund as constituted at the time of the amendment as well as to that portion of the Trust Fund which is subsequently acquired.

      6.2 Compliance with ERISA. In the exercise of their powers and the performance of their duties, the Trustees shall act in good faith and in accordance with the applicable requirements under ERISA. Except as may be otherwise required by ERISA, the Trustees shall not be required to furnish any bond in any jurisdiction for the performance of their duties and, if a bond is required despite this provision, no surety shall be required on them.

      6.3 Nonresponsibility for Funding. The Trustees shall be under no duty to enforce the payment of any contributions and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits, expenses, and liabilities under the Plan. Reports. The Trustees shall file any report which they are required by law to file with any governmental authority with respect to this Trust, and the Plan Administrator shall furnish to the Trustees whatever information is necessary to prepare the report.

      6.4 Dealings with Trustees. Persons dealing with the Trustees, including but not limited to banks, brokers, dealers, and insurers, shall be under no obligation to inquire concerning the validity of anything which the Trustees purport to do, nor need any person see to the proper application of any money paid or any property transferred upon the order of the Trustees or to inquire into the Trustees' authority as to any transaction.

      6.6 Limitation Upon Responsibilities. The Trustees shall have no responsibilities with respect to the Plan or Trust other than those specifically enumerated or explicitly allocated to them under this Trust Agreement or the provisions of ERISA. All other responsibilities are retained and shall be performed by one or more of the Employer, the Plan Administrator, and such advisors or agents as they choose to engage.

      The Trustees may execute any of the trusts or powers hereof and perform any of their duties by or through attorneys, agents, receivers or employees and shall not be answerable for the conduct of the same if chosen with reasonable care and shall be entitled to advice of counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustees may act upon the opinion or advice of any attorney (who may be the attorney for the Trustees or the attorney for the Company), approved by the Trustees in the exercise of reasonable care. The Trustees shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

      The Trustees shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons.

      No provision of this Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

      6.7 Successor Trustees. This Trust Agreement shall apply to any person who shall be appointed to succeed the person currently appointed as the Trustees; and any reference herein to the Trustees shall be deemed to include any one or more individuals or corporations or any combination thereof who or which shall at any time act as a co-Trustee or as the sole Trustee.

      6.8 Governing State Law. This Trust Agreement shall be interpreted in accordance with the laws of the State of Maryland to the extent those laws may be applicable under the provisions of ERISA.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                   HEMAGEN DIAGNOSTICS, INC.


/s/ Melinda Allen                         By: /s/ William P. Hales
-------------------------------------        -----------------------------------


ATTEST:                                   TRUSTEES


/s/ Melinda Allen                         /s/ William P. Hales
-------------------------------------     --------------------------------------
                                          WILLIAM P. HALES


/s/ Melinda Allen                         /s/ Deborah F. Ricci
-------------------------------------     --------------------------------------
                                          DEBORAH F. RICCI